SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): May 4, 2001


                       HORIZON GROUP PROPERTIES, INC.
                   -------------------------------------
             (Exact Name of Registrant as Specified in Charter)


         Maryland                       0-24123                38-3407933
       ------------                    ----------            --------------
State or other jurisdiction         (Commission File         (IRS Employer
    of incorporation)                   Number)             Identification No.)


          77 West Wacker Drive, Suite 4200
                 Chicago, Illinois                                  60601
     ------------------------------------------                    -------
      (Address of Principal Executive Offices)                    (Zip Code)


     Registrant's telephone number, including area code: (312) 917-8870


                                    N/A
            ---------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



     ITEM 5.  Other Events.

         On May 4, 2001, Horizon Group Properties, Inc., a Maryland corporation ("Horizon"), and Mr. Howard M. Amster, Mr. John C. Loring and Mr. Robert M. Schwartzberg entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which existing disputes between Horizon and Messrs. Amster, Loring and Schwartzberg were resolved.

         Pursuant to the Settlement Agreement, among other things, Horizon and Messrs. Amster, Loring and Schwartzberg agreed that promptly, but in no event later than five business days after the 2001 Annual Meeting of Stockholders of Horizon (the "Annual Meeting"), Horizon will cause the Board of Directors of Horizon (the "Horizon Board") to amend Horizon's by-laws to increase the size of the Horizon Board to six members and will cause (i) Mr. Amster to be appointed to fill the newly created vacancy to the Horizon Board and (ii) the creation of an executive committee of the Horizon Board (the "Executive Committee") whose initial members will be Mr. Amster and Mr. Gary J. Skoien. Mr. Amster will serve in the class of directors whose term expires at the 2002 Annual Meeting of Stockholders of Horizon (the "2002 Annual Meeting").

         Under the Settlement Agreement, Horizon and Messrs. Amster, Loring and Schwartzberg agreed that, so long as he is entitled to serve as a member of the Horizon Board, Mr. Amster will serve as a member of the Executive Committee until at least the 2002 Annual Meeting.

         The Settlement Agreement provides that, so long as each of Messrs. Amster, Loring and Schwartzberg is in compliance with his obligations under the Settlement Agreement and so long as Mr. Amster has legal capacity to serve as a director, Horizon will nominate Mr. Amster as part of its slate of nominees for a subsequent three-year term at the 2002 Annual Meeting and will support such nomination.

         Pursuant to the Settlement Agreement, each of Messrs. Amster, Loring and Schwartzberg granted an irrevocable proxy to Mr. Skoien and Mr. David R. Tinkham, as officers of Horizon, to vote his shares of Horizon common stock for the election of Horizon's nominees, Mr. Skoien and Mr. Michael W. Reschke, as directors at the Annual Meeting and in respect of any other matters that may be brought before the Annual Meeting by persons other than on behalf of Horizon.

         Under the Settlement Agreement, each of Messrs. Amster, Loring and Schwartzberg also agreed, so long as Mr. Amster is included in Horizon's slate of nominees at the 2002 Annual Meeting and so long as the 2002 Annual Meeting occurs prior to June 30, 2002, to vote all of his respective shares of Horizon common stock in favor of Horizon's slate of nominees at the 2002 Annual Meeting and, if requested by Horizon, to grant an irrevocable proxy to Horizon to vote all of his respective shares in such manner.

         The Settlement Agreement also provides that, in general, prior to the Annual Meeting, each of Messrs. Amster, Loring and Schwartzberg may not
(i) transfer, or consent to any transfer of, any of his shares of Horizon common stock or any interest therein; (ii) enter into any contract, option or other agreement to transfer any of his shares of Horizon common stock or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization in, or with respect to, his shares of Horizon common stock;
(iv) deposit his shares of Horizon common stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares or
(v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations under the Settlement Agreement.

         Under the Settlement Agreement, each of Messrs. Amster, Loring and Schwartzberg agreed to certain "standstill" restrictions (as more fully described below) until June 30, 2002 and, in the case of Mr. Amster, if longer, until the earlier of June 30, 2003 or the date that Mr. Amster no longer serves as a member of the Horizon Board, except upon the prior written approval of a majority of the Horizon Board other than Mr.
Amster. The Settlement Agreement provides that the "standstill" restrictions shall not apply to (i) Messrs. Loring or Schwartzberg if Mr. Amster is both removed without cause from the Executive Committee and not appointed to a successor or comparable committee of the Horizon Board or
(ii) any of Messrs. Amster, Loring and Schwartzberg if the size of the Horizon Board is increased to more than eight members (other than due to contractual arrangements with lenders and investors).

         Pursuant to the Settlement Agreement, each of Messrs. Amster, Loring and Schwartzberg agreed to not, and to not permit his affiliates or associates to, until the applicable termination date of the "standstill" period: (i) make, or in any way participate in, any solicitation of proxies with respect to any equity securities of Horizon, become a participant in any election contest with respect to Horizon or seek to advise, encourage or influence any person or entity with respect to the voting of equity securities of Horizon; (ii) initiate, propose or otherwise solicit or participate in the solicitation of stockholders for the approval of any stockholder proposals relating to Horizon or knowingly induce any other individual or entity to initiate any stockholder proposal relating to Horizon; (iii) except as reflected in each of his most recently filed
Schedule 13D's (the "Schedule 13Ds"), form, join or in any way participate in a "group," act in concert with any other person or entity or otherwise take any action or actions which would cause him to be deemed to be part of a "group" (for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any equity securities of the Horizon; (iv) initiate, participate in or encourage the calling of a special meeting of stockholders of Horizon; (v) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of any equity securities of Horizon or rights to acquire such securities or which seeks or offers to affect control of Horizon or for the purpose of circumventing any provision of the Settlement Agreement; or (vi) otherwise act to seek or offer to control or influence, in any manner, the management, board or policies of Horizon (it being understood that none of the "standstill" provisions shall prohibit Mr. Amster, acting in his capacity as a member of the Horizon Board, from taking any action which would be required to be taken by him in the exercise of his fiduciary duties as a director under applicable law or any other action which may be specifically authorized by the Horizon Board or a Horizon officer).

         Pursuant to the Settlement Agreement, each of Messrs. Amster, Loring and Schwartzberg also agreed to not, and to not permit any of his affiliates or associates to, until the applicable termination date of the "standstill" period, solicit, seek or offer to effect, negotiate with, make any statement or proposal to the Horizon Board, any director or officer of Horizon or any other stockholder of Horizon or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the Exchange Act, or take action to cause Horizon to make any such filing, with respect to (i) any form of business combination or transaction involving equity securities of Horizon; (ii) any form of restructuring, recapitalization or similar transaction with respect to Horizon or any affiliate thereof; (iii) any acquisition or disposition of assets material to Horizon; (iv) any request to amend, waive or terminate the provisions of the Settlement Agreement or (v) any proposal or other statement inconsistent with the terms and intent of the Settlement Agreement. So long as such conversations do not result in a requirement to make a public announcement or filing under the Exchange Act otherwise prohibited under the Settlement Agreement and so long as they do not make any such public announcement or filing, the Settlement Agreement does not prevent Messrs. Amster, Loring and Schwartzberg or their affiliates and associates from discussing Horizon's affairs and prospects, the status of their investments in Horizon or any business combinations, recapitalizations or other transactions prohibited in this paragraph with (i) each other and their outside legal or financial advisors or (ii) any member of the Horizon Board who is also an officer of Horizon.

         The Settlement Agreement provides that Messrs. Amster, Loring and Schwartzberg will not knowingly instigate or encourage any third party to take any action which Messrs. Amster, Loring and Schwartzberg are restricted from taking as a result of the "standstill" restrictions.

         The Settlement Agreement also provides that, until June 30, 2002, each of Messrs. Amster, Loring and Schwartzberg may not disparage Horizon or its directors, officers or employees or make any statements that may reasonably be derogatory or detrimental to Horizon's good name or business reputation. The Settlement Agreement further provides that, until June 30, 2002, Horizon's officers and directors (other than Mr. Amster) may not make any derogatory or disparaging statements to the press or other third parties about Messrs. Amster, Loring and Schwartzberg that may reasonably be detrimental to their reputations or credibility.

         Under the Settlement Agreement, Horizon agreed, based on the information contained in the Schedule 13Ds, not to take the position that any of the shares of Horizon common stock held by Messrs. Amster, Loring and Schwartzberg constitute "excess common stock" (as that term is defined in Horizon's Articles of Amendment and Restatement as in effect on May 4,
2001) as a result of the actions taken by Messrs. Amster, Loring and Schwartzberg prior to the date of the Settlement Agreement and in connection with the execution, delivery and performance of the Settlement Agreement.

         Under the Settlement Agreement, Horizon and Messrs. Amster, Loring and Schwartzberg agreed to release all claims against each other arising prior to the date of the Settlement Agreement. Horizon further agreed to dismiss its lawsuit against Messrs. Amster, Loring and Schwartzberg with prejudice as a result of a mutual settlement, and Messrs. Amster, Loring and Schwartzberg revoked any and all demands for the election of directors at the Annual Meeting which were previously delivered to Horizon.

         Pursuant to the Settlement Agreement, Horizon will reimburse Messrs. Amster and Schwartzberg for up to one-half (but not to exceed $65,000 and $15,000 respectively) of their bona-fide legal fees and expenses.

         A copy of the Settlement Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit. A copy of the press release relating to the Settlement Agreement issued by Horizon on May 4, 2001 is filed as Exhibit 99.1 hereto.

         Also in the May 4, 2001 press release, Horizon announced that the Annual Meeting, which was formerly scheduled to occur on May 8, 2001, had been postponed. On May 7, 2001, Horizon determined that the annual meeting would be rescheduled to May 29, 2001 at 2:00 p.m., local time.


     ITEM 7.  Exhibits.

         (c)      Exhibits.

   Exhibit
    Number     Description
  ----------   --------------

     10.1 Settlement Agreement, dated as of May 4, 2001, by and among Horizon Group Properties, Inc., Howard M.
               Amster, John C. Loring and Robert M. Schwartzberg.

     99.1      Press release, dated May 4, 2001.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HORIZON GROUP PROPERTIES, INC.


Date:  May 7, 2001                          By: /s/ David R. Tinkham
                                               -----------------------------
                                               Name:  David R. Tinkham
                                               Title  Chief Financial Officer
                                                      and Secretary